UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                       Date of Report:  February 27, 2003
                       (Date of earliest event reported)

                         MERGE TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in the charter)

            Wisconsin  	              0-29486			39-1600938
  (State or other jurisdiction  (Commission File No.)         (IRS Employer
        of incorporation)                                   Identification No.)


             1126 South 70th Street, Milwaukee, Wisconsin  53214-3151
                     (Address of Principal Executive Offices)

                                   (414) 977-4000
                  (Registrant's telephone number including area code)

                                        N/A
             (Former name or former address, if changed since last report)

<PAGE 1>



ITEM 12.	RESULT OF OPERATIONS & FINANCIAL CONDITION

	On February 27, 2003, Merge Technologies Incorporated dba Merge eFilm announced the financial results for its fiscal year 2002.

	A copy of the earnings press release announcing financial results for the fourth quarter and year ended 2002, together with Condensed Consolidated Statements of Operations for three months and twelve months ended December 31, 2002 and 2001, respectively, as well as Summary Balance Sheet Data for fiscal years ended 2002 and 2001, respectfully, included therein, is filed as an exhibit to this Form 8-K and is incorporated by reference herein.


     (a)	Exhibit

     99.1	Press Release announcing financial results for fourth quarter
		and year ended 2002.


<PAGE 2>


                                     SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				MERGE TECHNOLOGIES INCORPORATED



Dated:  March 6, 2003		By:	/s/ Richard A. Linden
					-------------------------------------
					Richard A. Linden,
					President and Chief Executive Officer


				MERGE TECHNOLOGIES INCORPORATED



Dated:  March 6, 2003		By:	/s/ Scott T. Veech
					-------------------------------------
					Scott T. Veech,
					Chief Financial Officer, Treasurer
					  and Secretary

<PAGE 3>


EXHIBIT 99.1


MERGE EFILM LOGO

NEWS RELEASE
For Immediate Release

Contact: Scott Veech, Chief Financial Officer
Richard Linden, President & CEO
(414) 977-4000

               MERGE EFILM ANNOUNCES RECORD REVENUES AND EARNINGS
                      FOR FOURTH QUARTER AND YEAR END 2002
 Revenues of $6.75 million for the fourth quarter highlight the most successful year in company's history;  FUSION Server(tm) gains market strength in direct and VAR partner channels

Milwaukee, WI, February 27, 2003 - Merge Technologies Incorporated, d.b.a. Merge eFilm, (Nasdaq: MRGE), today announced the financial results for the quarter and fiscal year ended December 31, 2002.

Financial Results:
Revenues in the quarter ended December 31, 2002 were $6,746,000, a 47% increase over revenues of $4,597,000 in the quarter ended December 31, 2001 and a sequential increase of 27% over revenues of $5,322,000 in the quarter ended September 30, 2002. In the quarter ended December 31, 2002, net income was $1,279,000, generating $0.11 diluted EPS compared to net income of $682,000 and $0.07 diluted EPS in the quarter ended December 31, 2001. Net income was $3,629,000 and diluted EPS was $0.33 in the year ended December 31, 2002, compared to net income of $1,271,000 and diluted EPS of $0.15 in the year ended December 31, 2001.

As a result of the eFilm Medical acquisition on June 28, 2002, the Company has presented costs associated with service revenues as a component of cost of sales. All periods presented have been conformed to the current presentation, and net income does not change in any period. Gross margin in the quarter ended December 31, 2002, was 63%. The Company's operating margin, defined as operating income divided by net sales, was 19% in the quarter ended December 31, 2002, compared to 15% in the quarter ended December 31, 2001. Operating margins increased for the year ended December 31, 2002, to 18%, compared to 8% in the year ended December 31, 2001.


<PAGE 4>


At December 31, 2002, the Company had a cash balance of $4,411,000 and no outstanding draws on its $5 million bank line of credit, which was increased from $3 million in December 2002.

Analysis of Results:
"We continue to transition the focus of our business on developing healthcare software solutions and providing professional services that support them, with the end result of streamlining radiology workflow for our customers. The multiple distribution channel approach we have adopted is developing according to our plan, and the results are evident in the financial performance of the Company in 2002," stated Richard A. Linden, President and CEO of Merge eFilm. "We successfully aligned our product innovation, distribution channel expansion, and professional services with the diagnostic image and information management needs of our target market, which further solidified our position as a provider of PACS solutions to healthcare facilities and imaging centers.

"Augmenting our product innovation efforts this year was the successful acquisition and integration of eFilm Medical and our corporate renaming to Merge eFilm. These actions signaled the acceleration of our strategy to launch our combined Fusion product line and to leverage the brand loyalty of the Merge and eFilm customer bases. This strategy resulted in over 35 hospitals and imaging centers purchasing our Fusion solution since its launch in the second half of 2002, the development of several new OEM/VAR partnerships in the U.S., Europe and Japan, and the continued growth of worldwide sales of eFilm Workstation(tm). With over 25,000 users of eFilm Workstation, we lead the market in diagnostic imaging desktop software and are very pleased with how this market presence is being leveraged into additional Fusion solution sales.

"Expanding our distribution channels continues to be a key initiative to drive financial growth and market presence. We successfully doubled the size of our direct sales staff, providing broader coverage in the United States. We also expanded our resources focused on professional services, which supports the pre-sales process as well as the post-sale project management activities. We have initiated an e-commerce strategy to complement our sales and service capabilities.

"During the year, we continued to demonstrate our unwavering commitment to customer service, deploying our solutions by leveraging our strong integration proficiencies and our depth of understanding of radiology workflow and clinical practice. As a result, our reputation as a comprehensive solution partner with our customers continues to grow," continued Linden.


<PAGE 5>


"The market conditions and independent healthcare IT studies suggest continued growth in capital spending in healthcare as the industry moves toward full digitization of patient care records. Now that electronic patient confidentiality standards have been established by the Health Insurance Portability and Accountability Act (HIPAA) regulations, healthcare organizations are ready to confidently invest in their digital future, particularly in clinical specialties such as radiology information systems and PACS.

"Consolidation in the marketplace continues to provide us with opportunities
for strategic partnerships.   In anticipation of those opportunities, we have
established a strong financial position for strategic growth in 2003 with our enhanced $5 million line of credit and our growing positive cash flow. We will maintain the operational and financial discipline that has contributed to our positive financial performance in 2002, and will remain steadfast in our customer-focused model of integrating clinical and operational insights in the development of our solutions," said Linden.

Guidance:
In 2003 the Company will solidify its position as a global provider of integrated healthcare image and information management software solutions. The mix of the Company's business will continue to shift towards software and services, and the company will steadily expand sales resources both in support of the direct sales channel and the growing OEM/VAR partnership program. During 2003, an increasing investment is anticipated in both people and capital resources to take advantage of the Company's momentum and market conditions. The Company will also continue to evaluate strategic partnerships designed to further accelerate revenue and profit growth. Based on these objectives, revenues for 2003 are anticipated to be in the range of $27 million to $28 million, with year-over-year growth of approximately 30% to 35%, yielding a diluted EPS on a pre-tax basis in a range of $0.47 to $0.52.

# # #

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in filings with the Securities and Exchange Commission.


Merge eFilm provides integrated healthcare image and information workflow solutions that create a filmless workflow environment, address the clinical imaging needs across the healthcare enterprise, and enable cost-effective, patient-centric care. For more than fifteen years, Merge eFilm has leveraged its healthcare IT, clinical and engineering experience to create elegant and affordable solutions that improve the clinicians' productivity and enhance the quality of the care they provide. For additional information, go to www.merge-efilm.com.


<PAGE 6>


                      MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
                                (in thousands, except share data)
                                          (unaudited)

					  Three Months Ended	   Twelve Months Ended
					    December 31,	      December 31,
					---------------------	-------------------------
					  2002	       2001	    2002	  2001
					---------------------	-------------------------


Net sales...........................	$  6,746     $  4,597     $  20,786     $  15,741

Cost of sales.......................	   2,485	1,674	      7,998	    6,261
					--------     --------	  ---------     ---------
Gross profit........................	   4,261	2,923	     12,788	    9,480
					--------     --------	  ---------     ---------

Operating costs and expenses:
  Sales and marketing...............	   1,513	1,090	      4,305	    3,227
  Product research and development..	     456	  401	      1,620	    1,870

  General and administrative........	     860	  537	      2,553	    2,286
  Depreciation and amortization.....	     141	  189	        518	      765
  Acquired in-process research
    and development.................	    ----	 ----	        148	     ----

  Restructuring and related expenses	    ----	 ----	       ----	       36
					--------     --------	  ---------      --------
Total operating costs and expenses..	   2,970	2,217	      9,144	    8,184
					--------     --------	  ---------      --------
Operating income....................	   1,291	  706	      3,644	    1,296
					--------     --------	  ---------      --------

Total other income..................	      21	   22	         64	       62
					--------     --------	  --------- 	---------
Net income before income taxes......	   1,312	  728	      3,708	    1,358
					--------     --------	  ---------	---------
Income tax expense..................	      33	   46	         79	       87
					--------     --------	  ---------	---------

Net income..........................	$  1,279     $    682(2)  $   3,629     $   1,271(2)
					========     ========	  =========	=========



Net income per share - basic........	$   0.12     $   0.09	  $    0.38	$    0.16
					========     ========	  =========	=========

Weighted average number of common
  shares
Outstanding - basic.................  10,366,912    6,663,129	  8,840,059	6,178,821
				      ==========    =========	  =========	=========

Net income per share - diluted......	$   0.11     $   0.07	  $    0.33	$    0.15
				      ==========    =========	  =========	=========

Weighted average number of common
  shares
Outstanding - diluted..............   11,113,326    8,618,284	 10,383,651 	7,310,731
				      ==========    =========	 ==========	=========


(1) These condensed consolidated statements of operations should be read in conjunction with the Company's Annual Report on Form 10-KSB for fiscal 2002 proposed to be filed prior to March 31, 2003.

(2) The Company adopted SFAS 142, Goodwill and Other Intangible Assets, on January 1, 2002.
    As a result, goodwill is no longer amortized and is instead subject to an annual impairment test.  Had the Company adopted SFAS 142 on January 1, 2001, net income for the three months ended December 31, 2001 and fiscal 2001 would have been $701,000 and $1,345,000, respectively, and basic and diluted EPS would have been $0.09 and $0.07, and $0.18 and $0.16, respectively.



<PAGE 7>


                   MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                            SUMMARY BALANCE SHEET DATA(1)
                       (in thousands except for current ratio)
                                     (unaudited)


 					December 31,	December 31,
					   2002		    2001 	 Change
					-----------	------------	--------

Cash................................	$   4,411	$    1,043	    323%
Accounts receivable.................	    7,148 	     3,142	    127%
Inventory...........................	      453	       542	    -16%
Accounts payable....................	    1,493	       815	     83%
Deferred revenue....................	    1,892	       480	    294%

Total current assets................	$  12,213	$    4,852	    152%

Total current liabilities...........	    4,341	     2,224	     95%

Total assets........................	$  27,246	$   10,056	    171%

Total liabilities...................	    5,563	     3,887	     43%


Current ratio.......................	     2.81	      2.18	     29%


(1) This summary balance sheet data should be read in conjunction with the Company's Annual Report on Form 10-KSB for fiscal 2002 proposed to be filed prior to March 31, 2003.


<PAGE 8>
<END OF DOCUMENT>